COLLATERAL AGENCY AGREEMENT

     COLLATERAL AGENCY AGREEMENT dated as of April 11, 2006 (this "Agreement") among THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture (as defined herein) (the "Trustee), U.S. Bank National Association, as collateral agent (the "Collateral Agent"), and, solely for the purposes of Sections 2, 5, 6 and 8 hereof, Kronos International, Inc. (the "Issuer").

                                    RECITALS

     The Issuer and the Trustee have entered into an indenture dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture") pursuant to which the Issuer is issuing (euro)400,000,000 in aggregate principal amount at maturity of 6 1/2% Senior Secured Notes due 2013 (the "Notes"); and

     To secure the obligations under the Indenture and the Notes, the Issuer has agreed, among other things, to execute and deliver the following documents listed on Exhibit A and any such other agreements as may be entered into from time to time with respect to the collateral located in Denmark, France and the Federal Republic of Germany (the "Collateral"), collectively referred to herein as the ("Collateral Documents"); and

     The Issuer has selected and desires the Trustee to jointly appoint the Collateral Agent, and the Collateral Agent desires to act, as collateral agent and/or beneficiary pursuant to the Collateral Documents.

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Indenture.

     SECTION 2. APPOINTMENT OF COLLATERAL AGENT: SUCCESSOR COLLATERAL AGENT.

          (a) The Issuer and the Trustee hereby appoint the Collateral Agent, and the Collateral Agent hereby accepts such appointment, pursuant to the terms of this Agreement, as collateral agent to act on behalf of the Trustee under the Indenture for the benefit of the Holders, but solely in respect of the Collateral Documents and the Collateral covered thereby. The Collateral Agent shall be authorized to exercise such rights, powers and discretions as are reasonably necessary or incidental to its obligations as Collateral Agent under this Agreement and as collateral agent and/or beneficiary under the Collateral Documents.

          (b) The Collateral Agent is an independent contractor and shall have no authority to act for or represent the Trustee except as expressly set forth herein. Notwithstanding any provision to the contrary elsewhere, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Collateral Documents to which it is a party and those arising out of its acceptance and administration of this Agreement. The Collateral Agent does not owe fiduciary duties to the Trustee or any other person in connection with the performance its duties hereunder. At the expense of the Issuer, the Collateral Agent may retain counsel and other experts, and may rely conclusively on the advice of such counsel and other experts. The Collateral Agent is entitled to refrain from taking any action hereunder, including, but not limited to, beginning any legal action or proceeding or taking any steps to enforce or realize upon any security interest created by the Collateral Documents, unless the Collateral Agent has received such security or indemnification as it may require (whether by way of payment in advance or otherwise) against all costs, claims, expenses (including legal fees) and liabilities it will or may expend or incur in taking such action.

          (c) The Collateral Agent may resign at any time by giving written notice thereof to the Issuer and the Trustee and may be removed any time with or without cause by written notice by the Issuer. Prior to the effectiveness of any such resignation or removal, the Trustee shall have the right to appoint a successor Collateral Agent which shall be a bank or trust company or the foreign equivalent thereof incorporated under the laws of any member state of the European Union or the United States or any political subdivision thereof having combined capital and surplus of at least US$50,000,000 or the equivalent thereof. If in respect of the resignation of the Collateral Agent no successor Collateral Agent shall have been so appointed by the Trustee and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent shall, prior to the effectiveness of its resignation, on behalf of the Trustee, appoint a successor Collateral Agent, which shall be a bank or trust company or the foreign equivalent thereof incorporated under the laws of any member state of the European Union or the United States or any political subdivision thereof having a combined capital and surplus of at least US$50,000,000 or the equivalent thereof. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the Collateral Documents. Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

          (d) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

     SECTION 3. RESPONSIBILITIES OF COLLATERAL AGENT. The obligations of the Collateral Agent under this Agreement shall be to:

          (a) duly execute and deliver and act as beneficiary under the Collateral Documents on behalf of the Trustee under the Indenture;

          (b) upon the occurrence of an Event of Default, take such action as requested by written instructions of the Trustee under the Indenture, provided that such action does not contradict applicable law. In this regard, the Collateral Agent shall be entitled to rely and act upon, and shall be fully protected in relying and acting upon, any note, writing, resolution, notice consent, certificate, request, demand, direction, instruction, waiver, receipt, agreement, affidavit, letter, statement, order or written document or written communication reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel and other experts retained or employed by the Collateral Agent in its reasonable discretion;

          (c) be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Event of Default only upon receipt by the Collateral Agent of a written notice or a certificate from the Trustee, stating that an Event of Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such written notice or certificate to inquire whether an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it;

          (d) remit according to the written instructions of the Trustee any proceeds recovered from enforcement of the Collateral Documents, provided that all necessary approvals are obtained from appropriate authorities in the jurisdiction where the Collateral is located; and

          (e) take such other actions requested by the Trustee in accordance with this Agreement.

     SECTION 4. COLLATERAL AGENT'S INDIVIDUAL CAPACITY.

     The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Issuer or any of their affiliates or subsidiaries as if it were not performing the duties specified herein, and may accept fees and other consideration from the Issuer for services in connection with the Agreement and otherwise without having to account for the same to the Trustee or to the holders of Notes from time to time.

     SECTION 5. TERM FEES, ETC.

     The term of this Agreement shall commence on the Issue Date and, unless earlier terminated pursuant to Section 2(c), shall terminate upon the release of the Collateral pursuant to the Collateral Documents. For services rendered as Collateral Agent under this Agreement, the Issuer shall pay the Collateral Agent $13,000 on the Issue Date and, during the term of this agreement, $10,000 on each anniversary of the Issue Date, or such other compensation as may be agreed to from time to time in writing between the Collateral Agent and the Issuer. The Issuer agrees to pay the fees, expenses and other amounts payable of the Collateral Agent under this Agreement, in addition to any other fees, expenses and other amounts payable that may arise under the Collateral Documents (as such term is defined in the Indenture).

     SECTION 6. INDEMNIFICATION: DISCLAIMERS, ETC.

          (a) The Issuer shall be liable for and shall reimburse and indemnify the Collateral Agent and hold the Collateral Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorney's fees and expenses) (collectively, "Losses") arising from or in connection with or related to this Agreement or being Collateral Agent hereunder (including but not limited to Losses incurred by the Collateral Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require the Collateral Agent to be indemnified for Losses caused by its own gross negligence or willful misconduct.

          (b) No provision of this Agreement and the Collateral Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under the Collateral Documents or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (c) THE COLLATERAL AGENT SHALL HAVE NO LIABILITY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, PERFORMANCE BY THE COLLATERAL AGENT UNDER ANY OF THE COLLATERAL DOCUMENTS AND/OR THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT OF THE COMPETENT JURISDICTION THAT IS BINDING ON THE COLLATERAL AGENT THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND REPRESENTATIVES CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (d) WITHOUT PREJUDICE TO ANY OTHER PROVISION OF THIS SECTION 6, THE COLLATERAL AGENT AND THE ISSUER AGREE THAT THE TRUSTEE SHALL HAVE NO LIABILITY TO THE COLLATERAL AGENT OR THE ISSUER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) HEREUNDER, EXCEPT IN ITS CAPACITY AS TRUSTEE UNDER, AND AS PROVIDED FOR IN, THE INDENTURE.

     SECTION 7. ILLEGALITY; NO INCONSISTENCY.

     Nothing in this Agreement or the Collateral Documents shall require the Collateral Agent to take any action which may be inconsistent with, or in violation of: (i) any laws, rules or regulations in force in the jurisdiction where the Collateral Agent is located, or (ii) any other agreement that the Collateral Agent has entered into pursuant to this Agreement.


     SECTION 8. MISCELLANEOUS PROVISIONS.

          (a) Notices. All notices, approvals, comments or other communications required or desired to be given hereunder shall be in writing and delivered in person or mailed by certified mail or courier, postage prepaid, addressed as follows, or by facsimile transmission, and shall be deemed given when received:

         If to the Trustee:

         The Bank of New York
         101 Barclay Street
         New York, New York  10286
         Attention: Global Finance Unit
         Fax:  (212) 235-2530

         If to the Collateral Agent:

         U.S. Bank National Association 555 S.W. Oak Street Portland, Oregon 97204 Attention: Cheryl Nelson Fax: (503) 275-5738

         If to the Issuer:

         Kronos International, Inc.
         5430 LBJ Freeway
         Suite 1700
         Dallas, Texas  75420
         Attention:  Robert D. Graham
         Fax:  (972) 450-4289

          (b) Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          (c) Headings. The headings in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          (d) Counterpart Originals. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

          (e) Amendments. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by all of the parties hereto.

          (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE TRUSTEE AND THE COLLATERAL AGENT IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

          (g) Submission to Jurisdiction. Any suit, action or proceeding against the Trustee, the Issuer or the Collateral Agent or their respective properties, assets or revenues with respect to this Agreement (a "Related Proceeding") may be brought in any federal or state court in the Borough of Manhattan, City of New York, State of New York, and any appellate court thereof. Each of the Issuer, the Trustee and the Collateral Agent hereby irrevocably consents to the jurisdiction of each such court for the purposes of any Related Proceeding, and irrevocably waives, to the fullest extent it may effectively and lawfully do so, any objection to the laying of venue of any Related Proceeding in any such court and the defense of an inconvenient forum to the maintenance of any Related Proceeding in any such court. Each of the Issuer, the Trustee and the Collateral Agent further submits to the jurisdiction of the courts of its own corporate domicile in any Related Proceeding.

          (h) Incorporation by Reference. All of the rights, protections and privileges granted to the Trustee under the Indenture are incorporated by reference herein and shall inure to the benefit of the Collateral Agent herein; provided, however, that in the event there is an inconsistency or conflict between this Agreement and the Indenture, this Agreement shall govern (it being understood that this proviso is intended solely to resolve conflicts between this Agreement and the Indenture with respect to the rights of the Collateral Agent under this Agreement, and shall not in any way modify, diminish or otherwise affect the rights, protections and privileges granted to the Trustee under the Indenture).

                           [Signature Pages to Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                      THE BANK OF NEW YORK,
                                      Not in its  individual  capacity but
                                      solely as Trustee under the Indenture

                                      By:/s/ Luis Perez
                                         --------------------------
                                      Name:  Luis Perez
                                      Title: Assistant Vice President


                                      U.S. Bank National Association
                                      as Collateral Agent


                                      By:/s/ Cheryl K. Nelson
                                             --------------------
                                      Name:  Cheryl K. Nelson
                                      Title:  Vice President


                                      Solely for the purposes of Sections 2, 5, 6 and 8 hereof:

                                      KRONOS INTERNATIONAL, INC.,
                                      as Issuer


                                      By:  /s/ John St. Wrba
                                           -----------------
                                           Name:  John St. Wrba
                                           Title:  Vice President and
                                                   Assistant Treasurer